UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2013

CORONADO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-35366	20-5157386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 New England Executive Park, Burlington, MA	01803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 652-4500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 22, 2013, our President, Dr. Bobby W. Sandage, Jr., resigned from his position as President and as a director of our company, effective immediately. Pursuant to an amended employment agreement, Dr. Sandage’s earlier reported change of status from Chief Executive Officer to President entitled him to terminate his employment agreement for “good reason” (as defined in his employment agreement) at any time prior to June 28, 2013. With his resignation, we are obligated to pay Dr. Sandage his annual salary of $406,850 and his COBRA premiums for a twelve-month period. In addition, an aggregate of 100,000 options automatically vested in full, and he will have two years from his resignation to exercise these and all other previously vested options.

A copy of the press release regarding the above matters is attached hereto as Exhibit 99.1. The foregoing description of our obligations under Dr. Sandage’s amended employment agreement is qualified in its entirety by reference to that agreement, a copy of which was filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2012.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Press release dated April 24, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORONADO BIOSCIENCES, INC.

Date: April 24, 2013	/s/ Dale Ritter
	Name:	Dale Ritter
	Title:	Senior Vice President, Finance